                                                                    EXHIBIT 99.1
(TBC CORPORATION LOGO)

                                  NEWS RELEASE




          7111 FAIRWAY DRIVE o SUITE 201 o PALM BEACH GARDENS, FL 33418
                   PHONE (561) 227-0955 o FAX (561) 775-4993


For Further Information Contact:
TBC Corporation                                    Investors :
Thomas W. Garvey                                   Brod & Schaffer, LLC
Executive V.P. & Chief Financial Officer           Betsy Brod/Jonathan Schaffer
(561) 227-0955                                     (212) 750-5800




                  TBC REPORTS SECOND QUARTER SALES AND EARNINGS


PALM BEACH GARDENS, FL - AUGUST 15, 2005 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported sales and earnings for the second quarter ended June 30, 2005 that were in line with the Company's previous expectations.

Net sales in the second quarter increased 5.7% to $482.4 million, compared to $456.5 million in the prior-year period. Same store sales for TBC's retail segment increased 4.1% in the second quarter of 2005. TBC's total unit tire sales were flat in the second quarter of 2005, while unit shipments by tire manufacturers increased 2.7% based on preliminary reports. Management believes that the increase in unit shipments by tire manufacturers was attributed to buying in anticipation of manufacturer price increases. Net income increased 33.6% to $12.1 million, or $0.52 per diluted share, in the recent quarter, versus $9.0 million, or $0.39 per diluted share, in the second quarter of 2004. Reported earnings in the 2004 second quarter reflect the negative impact of Emerging Issues Task Force ("EITF") 02-16, of $0.08 per diluted share related to the Company's purchase agreement with a major supplier. Excluding this charge, TBC would have reported $0.47 per diluted share in the 2004 second quarter.

Second quarter results reflect strong wholesale performance driven by price increases, gains in the specialty tire business, and a solid contribution from Carroll Tire, TBC's regional wholesale distributor. The Company's retail business benefited from a favorable mix of higher priced performance tires as well as increased mechanical services revenue. These benefits helped to offset the continued competitive pressures in certain markets that are making it difficult to pass on all of the supplier cost increases.

TBC Corp. Second Quarter Earnings Release
Page 2


Larry Day, TBC President and Chief Executive Officer, commented, "Our wholesale business remained strong during the period and price increases instituted at the beginning of July are holding. We are particularly pleased with Carroll Tire's performance, which reflects their ongoing commitment to improvement in execution and training."

"After a slow start to the quarter, our retail operations turned in a much improved performance in June. Operating profitability within retail benefited from our return to normalized levels of advertising spending this quarter along with the increased contribution of higher margin performance tire sales and mechanical services revenue."

For the six months ended June 30, 2005, net sales rose 6.6% to $948.7 million compared to $890.3 million last year. Total unit tire sales increased 1.2% compared to an industry increase of approximately 3.1% based on preliminary results. Retail same-store sales increased 3.4% in 2005. Net income grew 25.7% to $18.1 million, or $0.78 per diluted share, versus $14.4 million, or $0.62 per diluted share, reported a year ago. Reported results for the first six months of 2004 reflect the negative impact of EITF 02-16 of $0.08 per diluted share related to the Company's purchase agreement with a major supplier. Excluding this charge, TBC would have reported $0.70 per diluted share in the first half of 2004.

At June 30, 2005, the Company had a combined total of 1,175 stores in its retail network with 613 Company-operated locations and 562 franchised Big O stores.

For the full year of 2005, the Company expects earnings at the lower end of its previously forecasted range of $2.08 to $2.15 per diluted share. Earnings in the third quarter of 2005 are forecast to be in the range of $0.65 to $0.68 per diluted share.

Mr. Day concluded, "We have narrowed our full year guidance to reflect anticipated challenges to price increases at our retail locations in certain markets due to competitive pressures. In terms of store count, we still expect to grow our Company-operated base according to plan for 2005. However, we are now forecasting a net reduction in Big O's store count similar in size to last year's decline as our new franchise development team ramps up its efforts and we continue to evaluate relationships with underperforming franchisees."

TBC Corporation will host a conference call on Tuesday, August 16, 2005, at 9:00 a.m. Eastern time, to discuss second quarter 2005 results. A live Webcast of the conference call will be available by visiting the Company's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until September 15, 2005.

TBC Corp. Second Quarter Earnings Release
Page 3


ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.


                              --- tables follow ---

                                 TBC CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                       JUNE 30,                     JUNE 30,
                                                              ------------------------      ------------------------
                                                                            (RESTATED)                    (RESTATED)
                                                                 2005           2004          2005           2004
                                                              ---------      ---------      ---------      ---------
NET SALES                                                     $ 482,375      $ 456,490      $ 948,747      $ 890,331

COST OF SALES                                                   299,768        282,260        592,036        555,084
                                                              ---------      ---------      ---------      ---------

GROSS PROFIT                                                    182,607        174,230        356,711        335,247
                                                              ---------      ---------      ---------      ---------

EXPENSES:

        DISTRIBUTION EXPENSES                                    19,274         17,819         38,164         34,936

        SELLING, ADMINISTRATIVE AND RETAIL STORE EXPENSES       140,917        137,979        283,109        270,083

        INTEREST EXPENSE - NET                                    5,032          5,103          9,983          9,205

        OTHER (INCOME) EXPENSE - NET                             (1,585)          (653)        (3,018)        (1,371)
                                                              ---------      ---------      ---------      ---------

                                        TOTAL EXPENSES          163,638        160,248        328,238        312,853
                                                              ---------      ---------      ---------      ---------

INCOME BEFORE INCOME TAXES                                       18,969         13,982         28,473         22,394

PROVISION FOR INCOME TAXES                                        6,905          4,951         10,336          7,963
                                                              ---------      ---------      ---------      ---------

NET INCOME                                                    $  12,064      $   9,031      $  18,137      $  14,431
                                                              =========      =========      =========      =========

EARNINGS PER SHARE -

        BASIC                                                 $    0.54      $    0.41      $    0.81      $    0.65

        DILUTED                                               $    0.52      $    0.39      $    0.78      $    0.62

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -

        BASIC                                                    22,461         22,204         22,408         22,112

        DILUTED                                                  23,418         23,329         23,402         23,292


                                   (CONTINUED)

                                 TBC CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                     ASSETS

                                                                  JUNE 30,   DECEMBER 31,
                                                                    2005         2004
                                                                  --------   ------------
                                                                 (UNAUDITED) (UNAUDITED)
                                                                             (RESTATED)
CURRENT ASSETS:

        CASH AND CASH EQUIVALENTS ...........................     $  1,435     $  2,832

        ACCOUNTS AND NOTES RECEIVABLE, LESS ALLOWANCE
             FOR DOUBTFUL ACCOUNTS OF $9,948 AT JUNE 30, 2005
             AND $9,307 AT DECEMBER 31, 2004

                      RELATED PARTIES .......................       22,965       32,149
                      OTHER .................................      129,806      117,812
                                                                  --------     --------

                      TOTAL ACCOUNTS AND NOTES RECEIVABLE ...      152,771      149,961

        INVENTORIES .........................................      299,420      291,745
        REFUNDABLE FEDERAL AND STATE INCOME TAXES ...........          697         --
        DEFERRED INCOME TAXES ...............................       26,705       24,790
        OTHER CURRENT ASSETS ................................       14,134       19,270
                                                                  --------     --------

                      TOTAL CURRENT ASSETS ..................      495,162      488,598
                                                                  --------     --------

PROPERTY, PLANT AND EQUIPMENT, AT COST:

        LAND AND IMPROVEMENTS ...............................        7,794       10,400
        BUILDINGS AND LEASEHOLD IMPROVEMENTS ................      109,864      110,478
        FURNITURE AND EQUIPMENT .............................      109,512      105,232
                                                                  --------     --------
                                                                   227,170      226,110
        LESS ACCUMULATED DEPRECIATION .......................       85,236       73,662
                                                                  --------     --------

                      TOTAL PROPERTY, PLANT AND EQUIPMENT ...      141,934      152,448
                                                                  --------     --------

TRADEMARKS, NET .............................................       15,824       15,824
                                                                  --------     --------

GOODWILL, NET ...............................................      168,641      168,552
                                                                  --------     --------

OTHER ASSETS ................................................       43,219       39,331
                                                                  --------     --------

TOTAL ASSETS ................................................     $864,780     $864,753
                                                                  ========     ========


                                   (CONTINUED)

                                 TBC CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           JUNE 30,      DECEMBER 31,
                                                             2005           2004
                                                           ---------     -----------
                                                          (UNAUDITED)    (UNAUDITED)
                                                                         (RESTATED)
CURRENT LIABILITIES:

        OUTSTANDING CHECKS, NET ......................     $  10,851      $  30,368

        NOTES PAYABLE TO BANKS .......................        80,705         41,013

        CURRENT PORTION OF LONG-TERM DEBT AND
             CAPITAL LEASE OBLIGATIONS ...............        16,330         41,216

        ACCOUNTS PAYABLE, TRADE ......................       122,164        128,656

        FEDERAL AND STATE INCOME TAXES PAYABLE .......          --           17,790

        WARRANTY RESERVES ............................        19,501         19,667

        OTHER CURRENT LIABILITIES ....................        81,311         71,278
                                                           ---------      ---------

                      TOTAL CURRENT LIABILITIES ......       330,862        349,988
                                                           ---------      ---------

LONG-TERM DEBT AND CAPITAL LEASE
        OBLIGATIONS, LESS CURRENT PORTION ............       164,338        167,349
                                                           ---------      ---------

NONCURRENT LIABILITIES ...............................        36,056         34,383
                                                           ---------      ---------

DEFERRED INCOME TAXES ................................        10,931         10,366
                                                           ---------      ---------

COMMITMENTS AND CONTINGENCIES ........................          --             --

STOCKHOLDERS' EQUITY:

        COMMON STOCK, $0.10 PAR VALUE, SHARES ISSUED
             AND OUTSTANDING - 22,470 AT JUNE 30, 2005
             AND 22,312 AT DECEMBER 31, 2004  ........         2,247          2,231

        ADDITIONAL PAID-IN CAPITAL ...................        30,561         28,882

        DEFERRED COMPENSATION ........................        (1,116)          (789)

        OTHER COMPREHENSIVE INCOME (LOSS) ............        (1,149)        (1,570)

        RETAINED EARNINGS ............................       292,050        273,913
                                                           ---------      ---------

                      TOTAL STOCKHOLDERS' EQUITY .....       322,593        302,667
                                                           ---------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...........     $ 864,780      $ 864,753
                                                           =========      =========


                                   (CONTINUED)

                                 TBC CORPORATION
                               SUPPLEMENTARY DATA
               (IN THOUSANDS, EXCEPT PERCENTAGES AND STORE COUNTS)
                                   (UNAUDITED)



                                                    THREE MONTHS ENDED             SIX MONTHS ENDED
                                                         JUNE 30,                      JUNE 30,
                                                  ------------------------      -----------------------
                                                                (RESTATED)                    (RESTATED)
                                                   2005           2004           2005            2004
                                                  --------       --------       --------       --------
RECONCILIATION OF EBITDA TO NET INCOME:

        EBITDA .............................      $ 30,946       $ 25,914       $ 52,410       $ 45,181

        LESS - DEPRECIATION AND AMORTIZATION         6,945          6,829         13,954         13,582

               INTEREST EXPENSE - NET ......         5,032          5,103          9,983          9,205

               PROVISION FOR INCOME TAXES ..         6,905          4,951         10,336          7,963
                                                  --------       --------       --------       --------

        NET INCOME .........................      $ 12,064       $  9,031       $ 18,137       $ 14,431
                                                  ========       ========       ========       ========

SEGMENT INFORMATION:

        NET SALES -

                    RETAIL .................      $315,303       $298,755       $608,463       $584,371

                    WHOLESALE ..............      $167,072        157,735       $340,284        305,960
                                                  --------       --------       --------       --------

                    CONSOLIDATED ...........      $482,375       $456,490       $948,747       $890,331
                                                  ========       ========       ========       ========

        EBITDA -

                    RETAIL .................      $ 19,642       $ 15,330       $ 32,510       $ 27,908

                    WHOLESALE ..............        11,304         10,584         19,900         17,273
                                                  --------       --------       --------       --------

                    CONSOLIDATED ...........      $ 30,946       $ 25,914       $ 52,410       $ 45,181
                                                  ========       ========       ========       ========

CAPITAL EXPENDITURES .......................      $  5,129       $  7,446       $  9,070       $ 14,292

RETAIL SAME-STORE SALES % CHANGE ...........           4.1%           1.1%           3.4%           3.5%

RETAIL STORE COUNTS, AT END OF PERIOD

        COMPANY OPERATED STORES ............                                         613            598

        FRANCHISED BIG O STORES ............                                         562            570
                                                                                --------       --------

        TOTAL ..............................                                       1,175          1,168
                                                                                ========       ========